August 6, 2026
Sezzle Reports Second Quarter 2026 Results
•2Q26 GMV of $1.3 billion, up 37.9% YoY
•Total Revenue of $149.7 million, up 51.7% YoY, a new quarterly high
•Active Subscribers up 76.4% YoY to 854,000, the largest YoY subscriber gain in Company history
•Net Income and Adjusted Net Income1 of $40.8 million and $39.3 million, up 47.7% and 58.4% YoY, respectively; Net Income per Diluted Share and Adjusted Net Income per Diluted Share of $1.17 and $1.13, up 50.0% and 61.4% YoY, respectively
•Updated FY2026 guidance: Total Revenue Growth to the high end of the prior range at 35%, Adjusted Net Income¹ to $185.0 million from $180.0 million, and Adjusted Net Income per Diluted Share to $5.25 from $5.10

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter ended June 30, 2026.

“With SezzleCash now live and Sezzle Send launching in August, we are another step closer to realizing our vision of an all-in-one financial platform for our consumers," stated Charlie Youakim, Sezzle Executive Chairman and CEO. "Every new product and feature gives consumers more ways to use Sezzle across their financial lives. Our new $300 million credit facility with Mesirow gives us the funding capacity to support future growth while also meaningfully lowering our cost of capital as we scale. This momentum supports our third raise to FY2026 guidance, taking Adjusted Net Income to $185 million and Adjusted Net Income per Diluted Share to $5.25.”

Second Quarter 2026 Highlights
•Gross Merchandise Volume (GMV) grew 37.9% YoY to $1.3 billion. Strong Subscriber growth fueled by marketing investment and enhanced shopping features lifted average purchase frequency to a Company high of 7.2x from 6.1x in 2Q25.
•Total Revenue climbed 51.7% YoY to $149.7 million, outpacing GMV growth and lifting Total Revenue as a percentage of GMV to 11.7% from 10.6% in 2Q25.
1 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Active Subscribers2 surged 76.4% YoY to 854,000 (rounded to the nearest thousand). Marketing investment, together with expanded subscriber benefits, drove the largest YoY Subscriber gain in the Company's history. Monthly On-Demand & Subscribers2 (MODS) totaled 982,000 (rounded to the nearest thousand) as of June 30, 2026, up 31.3% YoY.
•Total Operating Expenses rose 51.3% YoY to $94.7 million, reflecting GMV-driven growth in Transaction Related Costs and increased marketing investment. Operating Expenses held steady YoY at 63.3% of Total Revenue, while rising 0.6 percentage points as a share of GMV to 7.4%.
•Transaction Related Costs3 totaled $54.6 million, up 42.2% YoY, and increased 0.2 percentage points YoY to 4.3% of GMV, reflecting a higher Provision for Credit Losses. The Provision for Credit Losses was 2.4% of GMV, consistent with the Company's seasonal pattern of the provision building through the year toward its FY2026 target range of 2.5%–3.0%. Transaction Expense held stable as a share of GMV, while Net Interest Expense declined 12 basis points YoY on a lower cost of funds following the May close of the $300 million credit facility.
•Operating Income increased 52.3% YoY to $55.0 million. Operating Income held relatively flat YoY at 36.7% of Total Revenue. As a share of GMV, Operating Income reached 4.3% of GMV, up from 3.9% in 2Q25.
•Total Revenue Less Transaction Related Costs3 improved 57.7% YoY to $95.1 million, equal to 63.5% of Total Revenue, up 2.4 percentage points YoY. The metric represented 7.4% of GMV, versus 6.5% in 2Q25.

2 Active Subscribers are unique consumers who had an active subscription for either Sezzle Premium or Sezzle Anywhere as of June 30, 2026. Monthly On-Demand & Subscribers (MODS) defined as the combined total of Active Subscribers and Monthly On-Demand users. Monthly On-Demand users are unique users that have made at least one purchase through On-Demand during the month.
3 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Non-Transaction Related Operating Expenses4 increased 56.4% YoY to $43.4 million, as marketing expense scaled to $19.4 million from $8.8 million in 2Q25 in support of record subscriber acquisition and engagement. As a percentage of Total Revenue, Non-Transaction Related Operating Expenses rose 0.9 percentage points YoY to 29.0%.
◦Corporate Strategic Project Costs totaled $0.4 million in the quarter, reflecting professional services for the antitrust suit and bank charter application.
•Net Income of $40.8 million jumped 47.7% YoY, translating to Earnings per Diluted Share of $1.17 versus $0.78 in 2Q25. Net Income Margin declined 0.8 percentage points YoY to 27.2%.
◦Adjusted Net Income4 reached $39.3 million, up 58.4% YoY and equal to 26.2% of Total Revenue. Adjusted Net Income per Diluted Share was $1.13, compared with $0.70 in 2Q25.
•Adjusted EBITDA4 reached $58.0 million, up 51.3% YoY. Adjusted EBITDA Margin remained largely unchanged YoY at 38.8% of Total Revenue.

Balance Sheet and Liquidity
•As of June 30, 2026, Sezzle had $112.0 million of cash, cash equivalents, and restricted cash, $32.3 million of which was restricted.
•The Company had $123.5 million outstanding on its $300.0 million credit facility as of quarter end.
◦On May 11, 2026, Sezzle announced a new three-year, $300.0 million receivables funding facility led by Mesirow Alternative Credit, replacing the Company’s prior $225.0 million facility. The new facility improves funding terms by reducing the interest spread by nearly 290 basis points to SOFR plus 3.86%, increasing the advance rate to up to 92.5%, and lowering the minimum utilization requirement to $50.0 million from $60.0 million.
•During 2Q26, the Company repurchased $3.1 million of common stock, bringing first-half 2026 repurchases to $28.0 million under its $100.0 million share repurchase program.

4 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Guidance5
The Company is raising its FY2026 guidance as follows:

	2026 Guidance (Nov 2025)	2026 Guidance (Feb 2026)	2026 Guidance (May 2026)	Updated 2026 Guidance (Aug 2026)
Total Revenue Growth	Not provided	25%–30%	30%–35%	35%
Adjusted Net Income[5]	Not provided	$170.0M	$180.0M	$185.0M
Adjusted Net Income Per Diluted Share	$4.35	$4.70	$5.10	$5.25

Initiatives Update
•Sezzle continues to expand its product suite beyond BNPL with the June launch of SezzleCash6 and the upcoming August launch of Sezzle Send6, extending the platform further into consumers’ everyday financial lives.
◦SezzleCash is a cash advance product that addresses consumers' short-term liquidity needs. Available exclusively to eligible Sezzle Anywhere subscribers, advances require no down payment and are repaid through Pay-in-4 or Pay-in-5. After a phased rollout through June, early results indicate SezzleCash is contributing to Sezzle Anywhere conversion, with the product also intended to support retention as cohorts mature.
◦Sezzle Send is a peer-to-peer (P2P) money transfer product available to all Sezzle consumers, enabling transfers to any recipient by phone number. Senders can fund a transfer in full or over five installments using Pay-in-5. Recipients claim funds by creating a Sezzle account, extending Sezzle’s reach with each transfer sent outside the existing user base.
•New Enterprise merchants joined Sezzle in 2Q26: Poshmark, Gymshark, Debenhams, Brookshire's Food & Pharmacy, and RockAuto.com.
•On May 11, 2026, the U.S. District Court for the District of Minnesota granted in part and denied in part Shopify's motion to dismiss Sezzle's June 2025 antitrust lawsuit, allowing Sezzle's monopolization, attempted monopolization, and restraint of trade claims to move forward while dismissing its tying claim without prejudice. The case is proceeding to discovery.
5 See appendix for a reconciliation of non-GAAP financial measures. FY2026 Non‑GAAP adjusted financial guidance reflects add-backs for estimated FY2026 expenses associated with Corporate Strategic Projects.
6 SezzleCash loans are originated by WebBank. Sezzle Send loans are originated by WebBank or Sezzle.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Awards and Accolades
•In July 2026, Sezzle was again recognized by three organizations that honored the Company in 2025. CNBC and Statista named the Company to the World's Top Fintech Companies in the Payments category, Newsweek and Statista included Sezzle on America's Best Online Platforms, and U.S. News & World Report recognized the Company as a Best Company to Work For across its Overall, Information Technology, and Midwest categories.

Upcoming Investor Events
•Sezzle Management will participate in the upcoming investor events:
◦August 13, 2026: 8th Annual Needham Virtual FinTech & Digital Transformation Conference
◦September 15, 2026 (morning): Oppenheimer FinTech Leaders Conference
◦September 15, 2026 (afternoon): FT Partners FinTech Conference
◦September 17, 2026: BTIG Consumer Finance Conference

Quarterly Conference Call and Presentation
The Company will host its second quarter earnings conference call on August 6, 2026, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10210687/104810a8d77

All participants can access the webcast using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=GWa5dtPX

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until August 13, 2026. To access the replay dial 1-855-669-9658 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 5692101.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

2Q26 GAAP Operating Results

	For the three months ended
($ in thousands)	June 30, 2026	June 30, 2025	YoY Difference
Total Revenue	$149,683	$98,702	51.7%
Operating Expenses	$94,722	$62,616	51.3%
Operating Expenses as % of Total Revenue	63.3%	63.4%	(0.1 ppt)
Operating Expenses as % of GMV	7.4%	6.8%	0.6 ppt
Operating Income	$54,961	$36,086	52.3%
Operating Income as % of Total Revenue	36.7%	36.6%	0.1 ppt
Operating Income as % of GMV	4.3%	3.9%	0.4 ppt
Net Income	$40,765	$27,604	47.7%
Net Income as % of Total Revenue	27.2%	28.0%	(0.8 ppt)
Net Income per Diluted Share	$1.17	$0.78	50.0%

2Q26 Non-GAAP Operating Results7

	For the three months ended
($ in thousands)	June 30, 2026	June 30, 2025	YoY Difference
Non-Transaction Related Operating Expenses	$43,376	$27,727	56.4%
Non-Transaction Related Operating Expenses as % of Total Revenue	29.0%	28.1%	0.9 ppt
Transaction Related Costs	$54,596	$38,390	42.2%
Transaction Related Costs as % of Total Revenue	36.5%	38.9%	(2.4 ppt)
Transaction Related Costs as % of GMV	4.3%	4.1%	0.2 ppt
Total Revenue Less Transaction Related Costs	$95,087	$60,312	57.7%
Total Revenue Less Transaction Related Costs as % of Total Revenue	63.5%	61.1%	2.4 ppt
Total Revenue Less Transaction Related Costs as % of GMV	7.4%	6.5%	0.9 ppt
Adjusted EBITDA	$58,019	$38,350	51.3%
Adjusted EBITDA Margin	38.8%	38.9%	(0.1 ppt)
Adjusted Net Income	$39,279	$24,804	58.4%
Adjusted Net Income Margin	26.2%	25.1%	1.1 ppt
Adjusted Net Income per Diluted Share	$1.13	$0.70	61.4%

7 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended
($ in thousands)	June 30, 2026	June 30, 2025
Operating expenses	$94,722	$62,616
Transaction expense	(20,738)	(14,243)
Provision for credit losses	(30,608)	(20,646)
Non-transaction related operating expenses	$43,376	$27,727

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
($ in thousands)	June 30, 2026	June 30, 2025
Operating expenses	$94,722	$62,616
Personnel	(14,725)	(11,681)
Third-party technology and data	(4,907)	(3,428)
Marketing, advertising, and tradeshows	(19,396)	(8,772)
General and administrative	(4,348)	(3,846)
Net interest expense	3,250	3,501
Transaction related costs	$54,596	$38,390

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended
($ in thousands)	June 30, 2026	June 30, 2025
Operating income	$54,961	$36,086
Personnel	14,725	11,681
Third-party technology and data	4,907	3,428
Marketing, advertising, and tradeshows	19,396	8,772
General and administrative	4,348	3,846
Net interest expense	(3,250)	(3,501)
Total revenue less transaction related costs	$95,087	$60,312

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended
($ in thousands)	June 30, 2026	June 30, 2025
Net income	$40,765	$27,604
Depreciation and amortization	502	324
Income tax expense	10,947	5,068
Equity and incentive-based compensation	2,113	1,498
Other (income) expense, net	(1)	(87)
Corporate strategic projects(1)	443	442
Net interest expense	3,250	3,501
Adjusted EBITDA	$58,019	$38,350

(1)Adjusted prior periods to include corporate strategic project costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended
($ in thousands, except for per share numbers)	June 30, 2026	June 30, 2025
Net income	$40,765	$27,604
Discrete tax benefit(1)	(1,928)	(3,155)
Corporate strategic projects(1)	443	442
Other (income) expense, net	(1)	(87)
Adjusted net income	39,279	24,804
Diluted weighted-average shares outstanding	34,724	35,507
Adjusted net income per diluted share	$1.13	$0.70

(1)Adjusted prior periods to include corporate strategic project costs.

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Jack Fagan Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Inquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets (unaudited)

	As of
(in thousands, except per share amounts)	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents, including amounts held by variable interest entity (“VIE”) of $17,694 and $25,921, respectively	$79,757	$64,054
Restricted cash, current, including amounts held by VIE of $4,506 and $8,245, respectively	4,549	8,413
Notes receivable	321,160	283,400
Allowance for credit losses	(32,001)	(28,505)
Notes receivable, net, including amounts held by VIE of $260,621 and $237,062, respectively	289,159	254,895
Other current assets net	34,899	24,502
Total current assets	408,364	351,864
Non-Current Assets
Restricted cash, non-current	27,743	30,134
Deferred tax asset	14,670	13,615
Other assets	5,694	4,616
Total Assets	$456,471	$400,229

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$57,905	$56,374
Other payables, including amounts held by VIE of $172 and $1,476, respectively	6,471	6,908
Deferred revenue	6,821	5,431
Other current liabilities, including amounts held by VIE of $869 and $0, respectively	30,467	21,053
Total current liabilities	101,664	89,766
Non-Current Liabilities
Operating lease liabilities	312	661
Line of credit, net of unamortized debt issuance costs of $1,978 and $1,268, respectively, held by VIE	121,522	139,991
Total Liabilities	223,498	230,418

Stockholders' Equity
Common stock and additional paid-in capital, $0.00001 par value; 750,000 shares authorized; 35,065 and 35,130 shares issued, respectively; 33,665 and 33,798 shares outstanding, respectively	196,535	194,890
Treasury stock, at cost: 1,400 and 1,332 shares, respectively	(28,923)	(24,072)
Accumulated other comprehensive loss	(836)	(683)
Accumulated earnings (deficit)	66,197	(324)
Total Stockholders' Equity	232,973	169,811
Total Liabilities and Stockholders' Equity	$456,471	$400,229

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Total revenue	$149,683	$98,702	$285,222	$203,614

Operating Expenses
Personnel	14,725	11,681	29,392	26,729
Transaction expense	20,738	14,243	39,258	29,560
Third-party technology and data	4,907	3,428	9,322	6,802
Marketing, advertising, and tradeshows	19,396	8,772	30,642	14,118
General and administrative	4,348	3,846	8,328	6,977
Provision for credit losses	30,608	20,646	44,283	33,447
Total operating expenses	94,722	62,616	161,225	117,633

Operating Income	54,961	36,086	123,997	85,981

Other Income (Expense)
Net interest expense	(3,250)	(3,501)	(6,265)	(6,415)
Other income (expense), net	1	87	(31)	112
Income before taxes	51,712	32,672	117,701	79,678

Income tax expense	10,947	5,068	25,633	15,910

Net Income	40,765	27,604	92,068	63,768

Other Comprehensive (Loss) Income
Foreign currency translation adjustment	(75)	729	(153)	822

Total Comprehensive Income	$40,690	$28,333	$91,915	$64,590

Net income per share:
Basic	$1.21	$0.82	$2.73	$1.89
Diluted	$1.17	$0.78	$2.64	$1.80

Weighted-average shares outstanding:
Basic	33,633	33,733	33,698	33,792
Diluted	34,724	35,507	34,828	35,510

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited)

	For the six months ended June 30,
		(As restated)
(in thousands)	2026	2025
Operating Activities:
Net income	$92,068	$63,768
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	938	598
Provision for credit losses	44,283	33,447
Provision for other credit losses	20,703	8,523
Discount on notes receivable	(658)	(782)
Equity based compensation and restricted stock vested	3,434	2,771
Deferred income taxes	(1,055)	2,485
Other, net	452	269
Changes in operating assets and liabilities:
Other assets	(31,076)	(20,523)
Merchant accounts payable	1,845	(8,931)
Other payables	(423)	(4,645)
Other liabilities	9,310	(1,496)
Deferred revenue	1,394	22
Operating leases	11	30
Net Cash Provided from Operating Activities	141,226	75,536

Investing Activities:
Purchases and originations of notes receivable, net of proceeds from repayments	(77,931)	(53,014)
Purchase of property and equipment	(765)	(431)
Internally developed intangible asset additions	(1,564)	(897)
Net Cash Used for Investing Activities	(80,260)	(54,342)

Financing Activities:
Proceeds from line of credit	108,000	95,000
Payments to line of credit	(125,760)	(68,700)
Payments of debt issuance costs	(1,143)	(10)
Proceeds from stock option exercises	618	3,564
Repurchase of common stock	(32,805)	(30,663)
Net Cash Used for Financing Activities	(51,090)	(809)

Effect of exchange rate changes on cash	(428)	1,274
Net increase in cash, cash equivalents, and restricted cash	9,876	20,385
Cash, cash equivalents, and restricted cash, beginning of period	102,601	98,310
Cash, cash equivalents, and restricted cash, end of period	$112,049	$119,969

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited) (continued)

	For the six months ended June 30,
		(As restated)
(in thousands)	2026	2025
Noncash investing and financing activities:
Conversion of accrued profit-sharing incentive plan liabilities to stockholders' equity	$—	$2,301

Supplementary disclosures:
Interest paid	$7,748	$7,036
Income taxes paid	35,929	25,169

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our management’s current expectations and projections about future events and financial trends affecting the financial condition of our business.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including the timing and nature of anticipated new products, our business strategy, future operations, financial performance or other future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers, and gross merchandise value (GMV); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; our ability to comply with the applicable requirements of Visa and other payment processors; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; the impact of litigation, regulatory investigations and actions, and compliance issues on our business; significant and sudden declines or volatility in the trading price of our common stock and market capitalization; and other factors identified in the “Risk Factors” section of our most recent Annual Report on Form 10-K (the “Annual Report”) and the Company’s subsequent filings filed with the SEC. Investors should not place undue reliance on forward-looking statements contained in this press release, including any accompanying attachments or oral forward-looking statements that we or persons acting on our behalf may issue, which, except as otherwise noted, speak only as of the date of this press release. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, any accompanying materials, or oral forward-looking statements made in connection with this press release.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income; adjusted net income margin; adjusted net income per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform.
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.
•Adjusted EBITDA is defined as GAAP net income, adjusted for certain charges including depreciation, amortization, equity and incentive–based compensation, and corporate strategic project costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted net income is defined as GAAP net income, adjusted for certain charges including discrete tax items, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, corporate strategic project costs, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income. We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income margin is defined as Adjusted net income divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income per diluted share is defined as non-GAAP adjusted net income divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA and adjusted EBITDA margin exclude certain charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income, adjusted net income margin, and adjusted net income per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and discrete tax items which have been, and may be in the future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402